UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		4085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The disclosure under Item 8.01 below is incorporated herein by reference.

Item 8.01.	Other Events.

On December 7, 2010, Pharmacyclics, Inc. (the “Company”) announced preliminary results from the Phase I A study of its novel orally administered Bruton’s tyrosine kinase (Btk) inhibitor, PCI-32765, which results were presented at the 2010 Annual Meeting of the American Society of Hematology (“ASH”) on December 7, 2010 in a presentation titled The Btk Inhibitor, PCI-32765, Induces Durable Responses with Minimal Toxicity In patients with Relapsed/Refractory B-Cell Malignancies: Results From a Phase I Study (the “ASH Presentation”).

The Company will host a conference call to discuss the preliminary results discussed herein and in the press release attached hereto on Wednesday, December 8, 2010 at 4:30 p.m. Eastern Time.

The foregoing description is qualified in its entirety by reference to the Company’s Press Release, dated December 7, 2010, the ASH Presentation and the Note Pages to the ASH Presentaion, copies of which are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Pharmacyclics Reports Updated Clinical Results from its Phase IA Trial of its First in Human BTK-Inhibitor PCI-32765, dated December 7, 2010.

99.2	ASH Presentation

99.3	Note Pages to Ash Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 2010

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
Name: Rainer M. Erdtmann
Title: Vice President, Finance & Administration and Secretary